EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Kingstone Schedules 2022 First Quarter Financial Results Conference Call

Kingston, NY — April 7, 2022 – Kingstone Companies, Inc. (Nasdaq: KINS) (the “Company” or “Kingstone”), a Northeast regional property and casualty insurance holding company, announced today that it will hold its 2022 First Quarter 2022 financial results conference call for analysts and investors on Friday, May 13, 2022 at 8:30 a.m. Eastern Time. The earnings announcement is scheduled for release shortly after the stock markets close on Thursday, May 12th.

The details of the conference call and webcast are as follows:

Date:	Friday, May 13, 2022
Time:	8:30 a.m. Eastern Time

Access by conference call:

Domestic callers: 877-407-3105

International callers: 201-493-6794

Access by webcast:

The call will be simultaneously webcast over the internet and can be accessed via the following link fifteen minutes prior to the call:

Kingstone Companies First Quarter 2022 Financial Results Webcast

The webcast will be archived and accessible for approximately 30 days.

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company (“KICO”). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut. Kingstone is also licensed in Pennsylvania, New Hampshire, and Maine.

INVESTOR RELATIONS CONTACT:

Amanda M. Goldstein

Investor Relations Director

(516) 960-1319